                                   STANDARD OFFER #2


                               POWER PURCHASE AGREEMENT


                                          FOR


                                FIRM CAPACITY AND ENERGY

                                        BETWEEN

                              SOLAR TURBINES INCORPORATED

                                          AND


                            PACIFIC GAS AND ELECTRIC COMPANY
























                                   MAY 1984



                                                           S.O. #2
                                                           May 7, 1984
                                      1

                              STANDARD OFFER #2:

                           FIRM CAPACITY AND ENERGY

                           POWER PURCHASE AGREEMENT


                                   CONTENTS


  Article                                                          Page

    1   QUALIFYING STATUS                                            3

    2   PURCHASE OF POWER                                            4

    3   PURCHASE PRICE                                               6

    4   NOTICES                                                      6

    5   DESIGNATED SWITCHING CENTER                                  7

    6   TERMS AND CONDITIONS                                         7

    7   TERM OF AGREEMENT                                            7


Appendix A:   GENERAL TERMS AND CONDITIONS

Appendix B:   ENERGY PRICES

Appendix C:   FIRM CAPACITY PRICE SCHEDULE

Appendix D:   ADJUSTMENT OF CAPACITY PAYMENTS IN THE EVENT OF

              TERMINATION OR REDUCTION

Appendix E:   INTERCONNECTION











                                                            S.O. #2
                                                            May 7, 1984

                           FIRM CAPACITY AND ENERGY

                           POWER PURCHASE AGREEMENT

                                    BETWEEN

                          SOLAR TURBINES INCORPORATED

                                      AND

                         PACIFIC GAS AND ELECTRIC COMPANY



     SOLAR TURBINES INCORPORATED ("Seller"), and PACIFIC GAS AND
ELECTRIC COMPANY (PGandE), referred to collectively as Parties and individually as Party, agree as follows:

                         ARTICLE 1   QUALIFYING STATUS

     Seller warrants that, at the date of first power deliveries from Seller's Facility ((1)) and during the term of agreement, its Facility shall meet the qualifying facility requirements established as of the effective date of this Agreement by the Federal Energy Regulatory Commission's rules (18 Code of Federal Regulations 292) implementing the Public Utility Regulatory Policies Act of 1978 (16 U.S.C.A. 796, et seq.).








((1)) Underlining identifies those terms which are defined in Section A-1 of Appendix A.



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                                       3

                         ARTICLE 2   PURCHASE OF POWER

     (a) Seller shall sell and deliver and PGandE shall purchase and accept delivery of firm capacity and energy at the voltage level of kv ((1)) as indicated below --
               1.     Contract capacity - 13,300 kW; and
               2.     Energy - surplus energy output ((2)).
          Seller may convert its energy sale option as provided in Section A-3 of Appendix A.

     (b) Seller shall provide the firm capacity and energy set forth above from its 17,000 kW Facility located at Township 12N, Range 24W, Section 33-34, Kern County, California.

     (c)  The scheduled operation date of the Facility is December 1, 1986.
At the end of each calendar quarter Seller shall give written notice to PGandE of any change in the scheduled operation date.









((1)) The Seller requests, and PGandE consents, that this blank not be filled in at the time of executing the Agreement, because the Seller, recognizing that the information is not yet available to make a definitive determination of the number to be inserted in this blank, shall request PGandE to perform an interconnection study to be done in its accustomed manner of making such studies to determine the number to be inserted.

((2)) Insert either "net energy output" or "surplus energy output" to show the energy sale option selected by Seller.

                                                            S.O. #2
                                                            May 7, 1984
                                       4

      (d) To avoid exceeding the physical limitations of the interconnection facilities, Seller shall limit the Facility's actual rate of delivery into the PGandE system to ((1)) kW.

     (e)   The primary energy source for the Facility is natural gas.

     (f) If Seller does not begin construction of its Facility by January 1, 1987, PGandE may reallocate the existing capacity on PGandE's transmission and/or distribution system which would have been used to accommodate Seller's power deliveries to other uses. In the event of such reallocation, Seller shall pay PGandE for the cost of any upgrades or additions to PGandE's system necessary to accommodate the output from the Facility. Such additional facilities shall be installed, owned, and maintained in accordance with the applicable PGandE tariff.

     (g)   The transformer loss adjustment factor is  ((1))((2)).



((1)) The appropriate number will be inserted upon completion of an interconnection study.

((2)) If Seller chooses to have meters placed on Seller's side of the transformer, an estimated transformer loss adjustment factor of 2 percent, unless the Parties agree otherwise, will be applied. This estimated transformer loss figure will be adjusted to a measurement of actual transformer losses performed at Seller's request and expense.



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                                       5

                          ARTICLE 3   PURCHASE PRICE


      (a) PGandE shall pay Seller for firm capacity at the contract capacity price under Option 2 set forth in Section C-5 of Appendix C. The contract capacity price is derived from PGandE's full avoided costs as approved by the CPUC. PGandE's obligation to pay for the contract capacity shall begin on the actual operation date. Seller elects to have its contract capacity price determined from the firm capacity price schedule in effect on the date of execution of this Agreement((1)). The contract capacity price shall be subject to adjustment as provided for in Appendix D.

      (b) PGandE shall pay Seller for energy at prices equal to PGandE's full short run avoided operating costs as approved by the CPUC.

      (c) The contract capacity price is applicable to deliveries of capacity beginning after December 30, 1982.


(1) Insert either "the date of execution of this Agreement" or "the actual operation date".

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                                                            May 7, 1984

                              ARTICLE 4   NOTICES

     All written notices shall be directed as follows:

     To PGandE:     Pacific Gas and Electric Company
                    Attention: Vice President-
                       Electric Operations
                    77 Beale Street
                    San Francisco, CA 94106

      To Seller:    Solar Turbines Incorporated
                    Attn:  Vice President Energy Services
                    P.O. Box 85376
                    San Diego, CA  92138-5376

                    ARTICLE 5   DESIGNATED SWITCHING CENTER


      The designated PGandE switching center shall be unless changed by
PGandE:

                   Midway Substation
                   Buttonwillow, CA
                   (805) 764-5229


                       ARTICLE 6   TERMS AND CONDITIONS


      This Agreement includes the following appendices which are attached and incorporated by reference:
      Appendix A -   GENERAL TERMS AND CONDITIONS
      Appendix B -   ENERGY PRICES
      Appendix C -   FIRM CAPACITY PRICE SCHEDULE
      Appendix D -   ADJUSTMENT OF CAPACITY PAYMENTS IN THE EVENT OF
                     TERMINATION OR REDUCTION
      Appendix E -   INTERCONNECTION


                         ARTICLE 7   TERM OF AGREEMENT


      This Agreement shall be binding upon execution and remain in effect thereafter for 15 years from the actual operation date; provided, however, that it shall terminate if the actual operation date does not occur within five years of the execution date.



                                                            S.O. #2
                                                            May 7, 1984

      IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives and effective as of the last date set forth below.

SOLAR TURBINES INCORPORATED            PACIFIC GAS AND ELECTRIC COMPANY


BY:  /s/ T. Michael May                 By:      /s/ H.M. Howe
      (Type Name)                                 (Type Name)


TITLE:  Vice President Energy           TITLE:  Chief Siting Engineer
          Services

DATE SIGNED: November 14, 1985          DATE SIGNED:  November 20, 1985






                                                            S.O. #2
                                                            May 7, 1984
                                    8

                                  APPENDIX A

                         GENERAL TERMS AND CONDITIONS


                                    CONTENTS


Section
                                                                  Page

 A-1    DEFINITIONS                                                A-2

 A-2    CONSTRUCTION                                               A-6

 A-3    ENERGY SALE OPTIONS                                        A-10

 A-4    OPERATION                                                  A-12

 A-5    PAYMENT                                                    A-16

 A-6    ADJUSTMENTS OF PAYMENTS                                    A-17

 A-7    ACCESS TO RECORDS AND PGandE DATA                          A-17

 A-8    CURTAILMENT OF DELIVERIES AND HYDRO SPILL CONDITIONS       A-18

 A-9    FORCE MAJEURE                                              A-21

 A-10   INDEMNITY                                                  A-22

 A-11   LIABILITY; DEDICATION                                      A-23

 A-12   SEVERAL OBLIGATIONS                                        A-24

 A-13   NON-WAIVER                                                 A-24

 A-14   ASSIGNMENT                                                 A-25

 A-15   CAPTIONS                                                   A-25

 A-16   CHOICE OF LAWS                                             A-25

 A-17   GOVERNMENTAL JURISDICTION AND AUTHORIZATION                A-26

 A-18   NOTICES                                                    A-26

 A-19   INSURANCE                                                  A-27






                                                            S.O. #2
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                                    A-1

                                  APPENDIX A

                          GENERAL TERMS AND CONDITIONS


A-1   DEFINITIONS

     Whenever used in this Agreement, appendices, and attachments hereto, the following terms shall have the following meanings:

      Actual operation date - The day following the day during which all features and equipment of the Facility are demonstrated to PGandE's satisfaction to be capable of operating simultaneously to deliver power continuously into PGandE's system as provided in this Agreement.

      Adjusted capacity price - The $/kW-year purchase price from Table B, Appendix C for the period of Seller's actual performance.

      Capacity sale reduction - A reduction in the amount of capacity provided or to be provided under this Agreement, other than a temporary reduction during probationary periods under Section C-5.

      Contract capacity - That capacity identified in Article 2(a) except as otherwise changed as provided herein.









                                                            S.O. #2
                                                            May 7, 1984

      Contract capacity price - The capacity price applicable for the period from the actual operation date through the term of agreement from either the firm capacity price schedule, Table B of Appendix C, or the successor to Table B in effect on the Actual operation date. Seller has indicated its choice of firm capacity price schedule in Article 3(a).

      Contract termination - The early termination of this Agreement.

      CPUC - The Public Utilities Commission of the State of California.

      Current firm capacity price - The $/kW-year capacity price from the firm capacity price schedule published by PGandE at the time notice of termination or reduction of contract capacity is given, for a term equal to the period from the date of termination or reduction to the end of the term of agreement.

      Designated PGandE switching center - That switching center or other PGandE installation identified in Article 5.

      Dispatchable - The Facility is operable and can be called upon at any time to increase its deliveries of capacity to any level up to the contract capacity.




                                                            S.O. #2
                                                            May 7, 1984

      Facility - That generation apparatus described in Article 2 and all associated equipment owned, maintained, and operated by Seller.

      Firm capacity price schedule - The periodically published schedule of the $/kW-year prices that PGandE offers to pay for capacity. See Table B, Appendix C.

      Forced outage - Any outage resulting from a design defect, inadequate construction, operator error or a breakdown of the mechanical or electrical equipment that fully or partially curtails the electrical output of the Facility.

      Interconnection facilities - All means required and apparatus installed to interconnect and deliver power from the Facility to the PGandE system including, but not limited to, connection, transformation, switching, metering, communications, and safety equipment, such as equipment required to protect (1) the PGandE system and its customers from faults occurring at the Facility, and (2) the Facility from faults occurring on the PGandE system or on the systems of others to which the PGandE system is directly or indirectly connected. Interconnection facilities also include any necessary additions and reinforcements by PGandE to the PGandE system required as a result of the interconnection of the Facility to the PGandE system.



                                                            S.O. #2
                                                            May 7, 1984
                                    A-4

      Net energy output - The Facility's gross output in kilowatt-hours less station use and transformation and transmission losses to the point of delivery into the PGandE system. Where PGandE agrees that it is impractical to connect the station use on the generator side of the power purchase meter, PGandE may, at its option, apply a station load adjustment.

      Prudent electrical practices - Those practices, methods, and equipment, as changed from time to time, that are commonly used in prudent electrical engineering and operations to design and operate electric equipment lawfully and with safety, dependability, efficiency, and economy.

      Scheduled operation date - The day specified in Article 2(c) when the Facility is, by Seller's estimate, expected to produce energy and capacity that will be available for delivery to PGandE.

      Special facilities - Those additions and reinforcements to the PGandE system which are needed to accommodate the maximum delivery of energy and capacity from the facility as provided in this Agreement and those parts of the interconnection facilities which are owned and maintained by PGandE at Seller's request, including metering and data processing equipment.





                                                            S.O. #2
                                                            May 7, 1984

All special facilities shall be owned, operated, and maintained pursuant to PGandE's electric Rule No. 21, which is attached hereto.

      Station use - Energy used to operate the Facility's auxiliary equipment. The auxiliary equipment includes, but is not limited to, forced and induced draft fans, cooling towers, boiler feed pumps, lubricating oil systems, plant lighting, fuel handling systems, control systems, and sump pumps.

      Surplus energy output - The Facility's gross output, in kilowatt-hours, less station use, and any other use by Seller, and transformation and transmission losses to the point of delivery into the PGandE system.

      Term of agreement - The period of time during which this Agreement will be in effect as provided in Article 7.

      Voltage level - The voltage at which the Facility interconnects with the PGandE system, measured at the point of delivery.

A-2      CONSTRUCTION



A-2.1    Land Rights

      Seller's hereby grants to PgandE all necessary rights of way and easements, including adequate and continuing

                                                            S.O. #2
                                                            May 7, 1984
access rights on property of Seller, to install, operate, maintain, replace, and remove the special facilities. Seller agrees to execute such other grants, deeds, or documents as PgandE may require to enable it to record such rights of way and easements. If any part of PgandE's equipment is to be installed on property owned by other than Seller, Seller shall, at its own cost and expense, obtain from the owners thereof all necessary rights of way and easements, in a form satisfactory to PGandE, for the construction, operation, maintenance, and replacement of PGandE's equipment upon such property. If Seller is unable to obtain such rights of way and easements, Seller shall reimburse PGandE for all costs incurred by PGandE in obtaining them. PGandE shall at all times have the right of ingress to and egress from the Facility at all reasonable hours for any purposes reasonably connected with this Agreement or the exercise of any and all rights secured to PGandE by law or its tariff schedules.

A-2.2   Design, Construction, Ownership, and Maintenance

      (a) Seller shall design, construct, install, own, operate, and maintain all interconnection facilities, except special facilities, to the point of interconnection with the PGandE system as required for PGandE to receive firm capacity and energy from the Facility. The Facility and interconnection facilities shall meet all requirements of applicable codes and all standards of prudent electrical practices

                                                            S.O. #2
                                                            May 7, 1984
and shall be maintained in a safe and prudent manner. A description of the interconnection facilities for which Seller is solely responsible is set forth in Appendix E, or if the interconnection requirements have not yet been determined at the time of the execution of this Agreement, the description of such facilities will be appended to this Agreement at the time such determination is made.

      (b) Seller shall submit to PGandE the design and all specifications for the interconnection facilities (except special facilities) and, at PGandE's option, the Facility, for review and written acceptance prior to their release for construction purposes. PGandE shall notify Seller in writing of the outcome of PGandE's review of the design and specifications for Seller's interconnection facilities (and the Facility, if requested) within 30 days of the receipt of the design and all of the specifications for the interconnection facilities (and the Facility, if requested). Any flaws perceived by PGandE in the design and specifications for the interconnection facilities (and the Facility, if requested) will be described in PGandE's written notification. PGandE's review and acceptance of the design and specifications shall not be construed as confirming or endorsing the design and specifications or as warranting their safety, durability, or reliability. PGandE shall not, by reason of such review or lack of review, be responsible for strength, details of design, adequacy, or
                                                            S.O. #2
                                                            May 7, 1984
capacity of equipment built pursuant to such design and specifications, nor shall PGandE's acceptance be deemed to be an endorsement of any of such equipment. Seller shall change the interconnection facilities as may be reasonably required by PGandE to meet changing requirements of the PGandE system.


      (c) In the event it is necessary for PGandE to install interconnection facilities for the purposes of this Agreement, they shall be installed as special facilities.

      (d) Upon the request of Seller, PGandE shall provide a binding estimate for the installation of interconnection facilities by PGandE.

A-2.3 Meter Installation

      (a) PGandE shall specify, provide, install, own, operate, and maintain as special facilities all metering and data processing equipment for the registration and recording of energy and other related parameters which are required for the reporting of data to PGandE and for computing the payment due Seller from PGandE.

      (b) Seller shall provide, construct, install, own, and maintain at Seller's expense all that is required to accommodate the metering and data processing equipment, such as, but not limited to, metal-clad switchgear, switchboards,

                                                          S.O. #2
                                                          May 7, 1984
cubicles, metering panels, enclosures, conduits, rack structures, and equipment mounting pads.

      (c) PGandE shall permit meters to be fixed on PGandE's side of the transformer. If meters are placed on PGandE's side of the transformer, service will be provided at the available primary voltage and no transformer loss adjustment will be made. If Seller chooses to have meters placed on Seller's side of the transformer, an estimated transformer loss adjustment factor of 2 percent, unless the Parties agree otherwise, will be applied.

A-3   ENERGY SALE OPTIONS

A-3.1 General

      Seller has two energy sale options, net energy output or surplus energy output. Seller has made its initial selection in Article 2(a).

A-3.2 Energy Sale Conversion

      (a) Seller is entitled to convert from one option to the other 12 months after execution of this Agreement, and thereafter at least 12 months after the effective date of the most recent conversion, subject to the following conditions:

            (1) Seller shall provide PGandE with a written request to convert its energy sale option.
            (2) Seller shall comply with all applicable tariffs on file with the CPUC and contracts in effect between the Parties at the time of conversion covering the existing and proposed (i) facilities used to serve Seller's premises and (ii) interconnection facilities.
            (3) Seller shall install and operate equipment required by PGandE to prevent PGandE from serving any part of Seller's load which is served by the Facility and not under contract for PGandE standby service. At Seller's request PGandE shall provide this equipment as special facilities.
            (4) If the energy sale conversion results in a capacity sale reduction, the provisions in Appendix D shall apply.

      (b) If, as a result of an energy sales conversion, Seller no longer requires the use of interconnection facilities installed and/or operated and maintained by PGandE as special facilities under a Special Facilities Agreement, Seller may reserve these facilities, for its future use, by continuing its performance under its Special Facilities Agreement. If Seller does not wish to reserve such facilities, it may terminate its Special Facilities Agreement.

                                                            S.O. #2
                                                            May 7, 1984

            If Seller's energy sale conversion results in its discontinuation of its use of PGandE facilities not covered by Seller's Special Facilities Agreement, Seller cannot reserve those facilities for future use. Seller's future use of such facilities shall be contingent upon the availability of such facilities at the time Seller requests such use. If such facilities are not available, Seller shall bear the expense necessary to install, own, and maintain the needed additional facilities in accordance with PGandE's applicable tariff.

      (c) PGandE shall process requests for conversion in the order received. The effective date of conversion shall depend on the completion of the changes required to accommodate Seller's energy sale conversion.

A-4   OPERATION

A-4.2 Inspection and Approval

      Seller shall not operate the Facility in parallel with PGandE's system until an authorized PGandE representative has inspected the interconnection facilities, and PGandE has given written approval to begin parallel operation. Seller shall notify PGandE of the Facility's start-up date at least 45 days prior to such date. PGandE shall inspect the interconnecting facilities within 30 days of the receipt of such notice. If parallel operation is not authorized by PGandE, PGandE shall notify Seller in writing within five days after inspection of the reason authorization for parallel operation was withheld.



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                                                            May 7, 1984

A-4.2 Facility Operation and Maintenance

      Seller shall operate and maintain its Facility according to prudent electrical practices, applicable laws, orders, rules, and tariffs and shall provide such reactive power support as may be reasonably required by PGandE to maintain system voltage level and power factor. Seller shall operate the Facility at the power factors or voltage levels prescribed by PGandE's system dispatcher or designated representative. If Seller fails to provide reactive power support, PGandE may do so at Seller's expense.

A-4.3 Point of Delivery

      Seller shall deliver the energy at the point where Seller's electrical conductors (or those of Seller's agent) contact PGandE's system as it shall exist whenever the deliveries are being made or at such other point or points as the Parties may agree in writing. The initial point of delivery of Seller's power to the PGandE system is set forth in Appendix E.

                                                            S.O. #2
                                                            May 7, 1984

A-4.4 Operating Communications

      (a) Seller shall maintain operating communications with the designated PGandE switching center. The operating communications shall include, but not be limited to, system paralleling or separation, schedule and unscheduled shutdowns, equipment clearances, levels of operating voltage or power factor and daily capacity and generation reports.

      (b) Seller shall keep a daily operations log for each generating unit which shall include information on unit availability, maintenance outages, circuit breaker trip operations requiring a manual reset, and any significant events related to the operation of the Facility.

      (c) If Seller makes deliveries greater than one megawatt, Seller shall measure and register on a graphic recording device power in kW and voltage in kV at a location within the Facility agreed to by both parties.

      (d) If Seller makes deliveries greater than one and up to and including ten megawatts, Seller shall report to the designated PGandE switching center, twice a day at agreed upon times for the current day's operation, the hourly readings in kW of capacity delivered and the energy in kWh delivered since the last report.


                                                            S.O. #2
                                                            May 7, 1984

      (e) If Seller makes deliveries of greater than ten megawatts, Seller shall telemeter the delivered capacity and energy information, including real power in kW, reactive power in kVAR, and energy in kWh to a switching center selected by PGandE. PGandE may also require Seller to telemeter transmission kW, kVAR, and kV data depending on the number of generators and transmission configuration. Seller shall provide and maintain the data circuits required for telemetering. When telemetering is inoperative, Seller shall report daily the capacity delivered each hour and the energy delivered each day to the designated PGandE switching center.

      (f) If Seller provides dispatchable capacity greater than ten megawatts pursuant to Option 1 in Section C-5 of Appendix C, Seller may be required by PGandE to provide telemetering and control equipment to allow the Facility to respond to system load frequency requirements on digital control from PGandE.

A-4.5 Meter Testing and Inspection

      (a) All meters used to provide data for the computation of the payments due Seller from PGandE shall be sealed, and the seals shall be broken only by PGandE when the meters are to be inspected, tested, or adjusted.


                                                            S.O. #2
                                                            May 7, 1984

      (b) PGandE shall inspect and test all meters upon their installation and annually thereafter. At Seller's request and expense, PGandE shall inspect or test a meter more frequently. PGandE shall give reasonable notice to Seller of the time when any inspection or test shall take place, and Seller may have representatives present at the test or inspection. If a meter is found to be inaccurate or defective, PGandE shall adjust, repair, or replace it at its expense in order to provide accurate metering.

A-4.6 Adjustments to Meter Measurements

      If a meter fails to register, or if the measurement made by a meter during a test varies by more than two percent from the measurement made by the standard meter used in the test, an adjustment shall be made correcting all measurements made by the inaccurate meter for -- (1) the actual period during which inaccurate measurements were made, if the period can be determined, or if not, (2) the period immediately preceding the test of the meter equal to one-half the time from the date of the last previous test of the meter, provided that the period covered by the correction shall not exceed six months.

A-5   PAYMENT

      PGandE shall mail to Seller not later than 30 days after the end of each monthly billing period, (1) a statement


                                                            S.O. #2
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                                     A-16
showing the capacity and energy delivered to PGandE during on-peak, partial-peak, and off-peak periods during the monthly billing period,
(2) PGandE's computation of the amount due Seller, and (3) PGandE's check in payment of said amount. Except as provided in Section A-6, if within 30 days of receipt of this statement Seller does not make a report in writing to PGandE of an error, Seller shall be deemed to have waived any error in PGandE's statement, computation, and payment, and they shall be considered correct and complete.

A-6   ADJUSTMENTS OF PAYMENTS

      (a) In the event adjustments to payments are required as a result of inaccurate meters, PGandE shall use the corrected measurements described in Section A-4.6 to recompute the amount due from PGandE to Seller for the firm capacity and energy delivered under this Agreement during the period of inaccuracy.

      (b) The additional payment to Seller or refund to PGandE shall be made within 30 days of notification of the owing Party of the amount due.

A-7   ACCESS TO RECORDS AND PGandE DATA

      Each Party, after giving reasonable written notice to the other Party, shall have the right of access to all


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                                                            May 7, 1984
metering and related records including operations logs of the Facility. Data filed by PGandE with the CPUC pursuant to CPUC orders governing the purchase of power from qualifying facilities shall be provided to Seller upon request; provided that Seller shall reimburse PGandE for the costs it incurs to respond to such request.

A-8   CURTAILMENT OF DELIVERIES AND HYDRO SPILL CONDITIONS

      (a) PGandE shall not be obligated to accept or pay for and may require Seller to interrupt or reduce deliveries of energy (1) when necessary in order to construct, install, maintain, repair, replace, remove, investigate, or inspect any of its equipment or any part of its system, or (2) if it determines that interruption or reduction is necessary because of emergencies, forced outages, force majeure, or compliance with prudent electrical practices.

     (b) In anticipation of a period of hydro spill conditions, as defined by the CPUC, PGandE may notify Seller that any purchases of energy from Seller during such period shall be at hydro savings prices quoted by PGandE. If Seller delivers energy to PGandE during any such period, Seller shall be paid hydro savings prices for those deliveries in lieu of prices which would otherwise be applicable. The hydro savings prices shall be calculated by PGandE using the following formula:



                                                            S.O. #2
                                                            May 7, 1984

                                  AQF - S/ AQF x PP


where:
AQF = Energy, in kWh, projected to be available during hydro spill conditions from all qualifying facilities under agreements containing hydro savings price provisions.
S   = Potential energy, in kWh, from PGandE hydro facilities which will be spilled if all AQF is delivered to PGandE.
PP = Prices published by PGandE for purchases during other than hydro spill conditions.

      (c) PGandE shall not be obligated to accept or pay for and may require Seller with a Facility with a nameplate rating of one megawatt or greater to interrupt or reduce deliveries of energy during periods when purchases under this Agreement would result in costs greater than those which PGandE would incur if it did not make such purchases but instead generated an equivalent amount of energy itself.

      (d) Whenever possible, PGandE shall give Seller reasonable notice of the possibility that interruption or reduction of deliveries under subsections
(a) or (c), above, may be required. PGandE shall give Seller notice of general periods when hydro spill conditions are anticipated, and shall give Seller as much advance notice as practical of any specific hydro spill period and the hydro savings price

                                                            S.O. #2
                                                            May 7, 1984
which will be applicable during such period. Before interrupting or reducing deliveries under subsection (c), above, and before invoking hydro savings prices under subsection (b), above, PGandE shall take reasonable steps to make economy sales of the surplus energy giving rise to the condition. If such economy sales are made, while the surplus energy conditions exists Seller shall be paid at the economy sales price obtained by PGandE in lieu of the otherwise applicable prices.

      (e) If Seller is selling net energy output to PGandE and simultaneously purchasing its electrical needs from PGandE, energy curtailed pursuant to subsections (b) or (c) above shall not be used by Seller to meet its electrical needs. When Seller elects not to sell energy to PGandE at the hydro savings price pursuant to subsection (b) or when PGandE curtails deliveries of energy pursuant to subsection (c), Seller shall continue to purchase all its electrical needs from PGandE. If Seller is selling surplus energy output to PGandE, subsections (b) or (c) shall only apply to the surplus energy output being delivered to PGandE, and Seller can continue to internally use that generation it has retained for its own use.

A-9   FORCE MAJEURE

      (a) The term force majeure as used herein means unforeseeable causes, other than forced outages, beyond the


                                                            S.O. #2
                                                            May 7, 1984
reasonable control of and without the fault or negligence of the Party claiming force majeure including, but not limited to, acts of God, labor disputes, sudden actions of the elements, actions by federal, state, and municipal agencies, and actions of legislative, judicial, or regulatory agencies which conflict with the terms of this Agreement.

      (b) If either Party because of force majeure is rendered wholly or partly unable to perform its obligations under this Agreement, that Party shall be excused from whatever performance is affected by the force majeure to the extent so affected provided that:

      (1) the non-performing Party, within two weeks after the occurrence of the force majeure, gives the other Party written notice describing the particulars of the occurrence,
      (2) the suspension of performance is of no greater scope and of no longer duration than is required by the force majeure,
      (3) the non-performing Party uses its best efforts to remedy its inability to perform (this subsection shall not require the settlement of any strike, walkout, lockout or other labor dispute on terms which, in the sole judgment of the Party involved in the dispute, are contrary to its interest. It is understood and agreed that the settlement of strikes, walkouts, lockouts or other

                                                            S.O. #2
                                                            May 7, 1984
labor disputes shall be at the sole discretion of the Party having the difficulty),
      (4) when the non-performing Party is able to resume performance of its obligations under this Agreement, that Party shall give the other Party written notice to that effect, and
      (5) capacity payments during such periods of force majeure on Seller's part shall be governed by Section C-2(c) of Appendix C.

      (c) In the event a Party is unable to perform due to legislative, judicial, or regulatory agency action, this Agreement shall be renegotiated to comply with the legal change which caused the non-performance.

A-10 INDEMNITY

      Each Party as indemnitor shall save harmless and indemnify the other Party and the directors, officers, and employees of such other Party against and from any and all loss and liability for injuries to persons including employees of either Party, and property damages including property of either Party resulting from or arising out of (1) the engineering, design, construction, maintenance, or operation of, or (2) the making of replacements, additions, or betterments to, the indemnitor's facilities. This indemnity and save harmless provision shall apply notwithstanding the active or passive negligence of the



                                                            S.O. #2
                                                            May 7, 1984
indemnitee. Neither Party shall be indemnified hereunder for its liability or loss resulting from its sole negligence or willful misconduct. The indemnitor shall, on the other Party's request, defend any suit asserting a claim covered by this indemnity and shall pay all costs, including reasonable attorney fees, that may be incurred by the other Party in enforcing this indemnity.

A-11  LIABILITY; DEDICATION
      (a) Nothing in this Agreement shall create any duty to, any standard of care with reference to, or any liability to any person not a Party to it. Neither Party shall be liable to the other Party for consequential damages.

      (b) Each Party shall be responsible for protecting its facilities from possible damage by reason of electrical disturbances or faults caused by the operation, faulty operation, or nonoperation of the other Party's facilities, and such other Party shall not be liable for any such damages so caused.

      (c) No undertaking by one Party to the other under any provision of this Agreement shall constitute the dedication of that Party's system or any portion thereof to the other Party or to the public or affect the status of PGandE as an independent public utility corporation or Seller as an




                                                            S.O. #2
                                                            May 7, 1984
independent individual or entity and not a public utility.

A-12 SEVERAL OBLIGATIONS

      Except where specifically stated in this Agreement to be otherwise, the duties, obligations, and liabilities of the Parties are intended to be several and not joint or collective. Nothing contained in this Agreement shall ever be construed to create an association, trust, partnership, or joint venture or impose a trust or partnership duty, obligation, or liability on or with regard to either Party. Each Party shall be liable individually and severally for its own obligations under this Agreement.

A-13 NON-WAIVER

      Failure to enforce any right or obligation by either Party with respect to any matter arising in connection with this Agreement shall not constitute a waiver as to that matter or any other matter.

A-14 ASSIGNMENT

      Neither Party shall voluntarily assign its rights nor delegate its duties under this Agreement, or any part of such rights or duties, without the written consent of the other Party, except in connection with the sale or



                                                            S.O. #2
                                                            May 7, 1984
merger of a substantial portion of its properties. Any such assignment or delegation made without such written consent shall be null and void. Consent for assignment shall not be withheld unreasonably. Such assignment shall include, unless otherwise specified therein, all of Seller's rights to any refunds which might become due under this Agreement.

A-15 CAPTIONS

      All indexes, titles, subject headings, section titles, and similar items are provided for the purpose of reference and convenience and are not intended to affect the meaning of the contents or scope of this Agreement.

A-16 CHOICE OF LAWS

      This Agreement shall be interpreted in accordance with the laws of the State of California, excluding any choice of law rules which may direct the application of the laws of another jurisdiction.

A-17 GOVERNMENTAL JURISDICTION AND AUTHORIZATION

      Seller shall obtain any governmental authorizations and permits required for the construction and operation of the Facility. Seller shall reimburse PGandE for any and all losses, damages, claims, penalties, or liability it




                                                            S.O. #2
                                                            May 7, 1984
incurs as a result of Seller's failure to obtain or maintain such authorizations and permits.

A-18 NOTICES

      Any notice, demand, or request required or permitted to be given by either Party to the other, and any instrument required or permitted to be tendered or delivered by either Party to the other, shall be in writing (except as provided in Section C-3) and so given, tendered, or delivered, as the case may be, by depositing the same in any United States Post Office with postage prepaid for transmission by certified mail, return receipt requested, addressed to the Party, or personally delivered to the Party, at the address in Article 4 of this Agreement. Changes in such designation may be made by notice similarly given.

A-19 INSURANCE

A-19.1  General Liability Coverage

      (a) Seller shall maintain during the performance hereof, General Liability Insurance ((1)) of not less than $1,000,000 if the Facility is over 100 kW, $500,000 if the


(1) Governmental agencies which have an established record of self-insurance may provide the required coverage through self-insurance.


                                                            S.O. #2
                                                            May 7, 1984

Facility is over 20 kW to 100 kW, and $100,000 if the Facility is 20 kW or below of combined single limit or equivalent for bodily injury, personal injury, and property damage as the result of any one occurrence.

      (b) General Liability Insurance shall include coverage for Premises-Operations, Owners and Contractors Protective, Products/Completed Operations Hazard, Explosion, Collapse, Underground, Contractual Liability, and Broad Form Property Damage including Completed Operations.

      (c) Such insurance, by endorsement to the policy(ies), shall include PGandE as an additional insured if the Facility is over 100 kW insofar as work performed by Seller for PGandE is concerned, shall contain a severability of interest clause, shall provide that PGandE shall not by reason of its inclusion as an additional insured incur liability to the insurance carrier for payment of premium for such insurance, and shall provide for 30-days' written notice to PGandE prior to cancellation, termination, alteration, or material change of such insurance.

A-19.2   Additional Insurance Provisions

      (a) Evidence of coverage described above in Section A-19.1 shall state that coverage provided is primary and is not excess to or contributing with any insurance or self-insurance maintained by PGandE.




                                                            S.O. #2
                                                            May 7, 1984

      (b) PGandE shall have the right to inspect or obtain a copy of the original policy(ies) of insurance.

      (c) Seller shall furnish the required certificates ((1)) and endorsements to PGandE prior to commencing operation.

      (d) All insurance certificates 1, endorsements, cancellations, terminations, alterations, and material changes of such insurance shall be issued and submitted to the following:

     PACIFIC GAS AND ELECTRIC COMPANY
     Attention: Manager - Insurance Department
     77 Beale Street, Room E280
     San Francisco, CA 94106






(1) A governmental agency qualifying to maintain self-insurance should provide a statement of self-insurance.


                                                            S.O. #2
                                                            May 7, 1984

       APPENDIX B

                                  APPENDIX B
                                 ENERGY PRICES

                                    TABLE A

                 Energy Prices Effective May 1 - July 31, 1985

      The energy purchase price calculations which will apply to energy deliveries determined from meter readings taken during May, June and July 1985 are shown below. Please note that if Diablo Canyon Unit 1 does not become operational on May 1, the Incremental Energy Rates shown in Footnote 5 below will apply until the time the plant is commercially operative.

                  (a)           (b)             (c)             (d)
                                              Revenue          Energy
                                            Requirement       Purchase
             Incremental      Cost            for Cash          Price
Time Period  Energy Rate    of Energy     Working Capital  (d)={(a)x(b)}+(c)
                ((1))         ((2))            ((3))           ((4))
              (Btu/kWh)    ($/10-6 Btu)       ($/kWh)         ($/kWh)

May 1 - July 31
(Period A)

Time of
Delivery Basis:

On-Peak        12,168         5.2445           0.00041         0.06423
Partial-Peak   11,369         5.2445           0.00038         0.06000
Off-Peak        9,429         5.2445           0.00033         0.04978

Seasonal
Average
(Period A)     10,515         5.2445           0.00036         0.05551


____________________________________

((1)) Incremental energy rates (Btu/kWh) for Seasonal Period A and Seasonal
      Period B are derived from the marginal energy costs (including variable operating and maintenance expense) adopted by the CPUC in Decision No. 83-12-068 (page 339). They are based upon natural gas as the incremental fuel and weighted average hydroelectric power conditions.

((2)) Cost of natural gas under PGandE Gas Schedule No. G-55 effective
      May 1, 1985 per Advice No. 1311-G.

((3)) Revenue Requirement for Cash Working Capital as prescribed by the CPUC in Decision No. 83-12-068.

((4)) Energy Purchase Price = (Incremental Energy Rate x Cost of Energy) +
      Revenue Requirement for Cash Working Capital. The energy purchase price excludes the applicable energy line loss adjustment factors. However, as ordered by Ordering Paragraph No. 12(j) of CPUC Decision No. 82-12-120, this figure is currently 1.0 for transmission and primary distribution loss adjustments and is equal to marginal cost line loss adjustment factors for the secondary distribution voltage level. These factors may be changed by the CPUC in the future. The currently applicable energy loss adjustment factors are shown in Table C.

((5)) Note that the following incremental energy rates (IER's) will apply until Diablo Canyon Unit 1 is in commercial operation:

                                   IERs            Energy Purchase Price

             On-Peak              14,086                  $0.07428
             Partial-Peak         13,382                  $0.07056
             Off-Peak             10,499                  $0.05539

             Seasonal Average     12,031                  $0.06346

                                                          S.O. #2
                                                          May 7, 1984
                                    B-1


       APPENDIX B-2
                                   TABLE B((1))
                                 Time Periods

                                  Monday
                                  through                       Sundays
                                  Friday        Saturdays    and Holidays
                                   ((2))          ((2))

Seasonal Period A
(May 1 through September 30)

      On-Peak                     12:30 p.m.
                                      to
                                   6:30 p.m.

      Partial-Peak                 8:30 a.m.      8:30 a.m.
                                      to             to
                                  12:30 p.m.     10:30 p.m.

                                   6:30 p.m.
                                      to
                                  10:30 p.m.

      Off-Peak                    10:30 p.m.      10:30 p.m.    All Day
                                      to              to
                                   8:30 a.m.       8:30 a.m.

Seasonal Period B
(October 1 through April 30)

      On-Peak                      4:30 p.m.
                                      to
                                   8:30 p.m.

      Partial-Peak                 8:30 p.m.       8:30 a.m.
                                      to              to
                                  10:30 p.m.      10:30 p.m.

                                   8:30 a.m.
                                      to
                                   4:30 p.m.

      Off-Peak                    10:30 p.m.      10:30 p.m.    All Day
                                      to              to
                                   8:30 a.m.       8:30 a.m.




____________________________________

((1)) This table is subject to change to accord with the on-peak, partial-peak, and off-peak periods as defined in PGandE's own rate schedules for the sale of electricity to its large industrial customers.

((2)) Except the following holidays: New Year's Day, Washington's Birthday,
      Memorial Day, Independence Day, Labor Day, Veteran's Day, Thanksgiving Day, and Christmas Day, as specified in Public Law 90-363 (5 U.S.C.A.
      Section 6103(a)).

                                                            S.O. #2
                                                            May 7, 1984

       APPENDIX B-3
                                    TABLE C

                        Energy Loss Adjustment Factors ((1))



                                             Primary        Secondary
                         Transmission      Distribution    Distribution


Seasonal Period A
(May 1 through September 30)

   On-Peak                    1.0               1.0             1.0148
   Partial-Peak               1.0               1.0             1.0131
   Off-Peak                   1.0               1.0             1.0093

Seasonal Period B
(October 1 through April 30)

   On-Peak                    1.0               1.0             1.0128
   Partial-Peak               1.0               1.0             1.0119
   Off-Peak                   1.0               1.0             1.0087








____________________________________

((1)) The applicable energy loss adjustment factors may be revised pursuant to orders of the CPUC.


                                                            S.O. #2
                                                            May 7, 1984

       APPENDIX C-1

                                 APPENDIX C

                         FIRM CAPACITY PRICE SCHEDULE


                                   CONTENTS


     Section                                                       Page

       C-1        GENERAL                                           C-2

       C-2        PERFORMANCE REQUIREMENTS                          C-2

       C-3        SCHEDULED MAINTENANCE                             C-5

       C-4        ADJUSTMENTS TO CONTRACT CAPACITY                  C-6

       C-5        PAYMENT OPTIONS                                   C-7

       C-6        DETERMINATION OF NATURAL FLOW DATA                C-15

       C-7        THEORETICAL OPERATION STUDY                       C-16

       C-8        DETERMINATION OF AVERAGE DRY YEAR                 C-17
                    CAPACITY RATINGS

       C-9        INFORMATION REQUIREMENTS                          C-18

       C-10       ILLUSTRATIVE EXAMPLE                              C-19






                                                            S.O. #2
                                                            May 7, 1984

                                APPENDIX C

                         FIRM CAPACITY PRICE SCHEDULE


C-1   GENERAL



      This Appendix C establishes conditions and prices under which PGandE shall pay for firm capacity.

C-2   PERFORMANCE REQUIREMENTS

      (a) To receive full capacity payments the Facility must meet the following requirements:
            (1) The contract capacity shall be available ((1)) for all of the on-peak hours ((2)) in the peak months on the PGandE system, which are presently the months of June, July and August, subject to a 20 percent allowance for forced outages in any month. Compliance with this provision shall be based on the Facility's total on-peak availability ((1)) for each of the peak months and shall exclude any energy associated with generation levels greater than the contract capacity.






____________________________________
((1)) For purposes of Option 1, available means either dispatchable by PGandE or actually delivered to PGandE. For purposes of Option 2, available means actually delivered to PGandE.

((2)) On-peak, partial-peak, and off-peak hours are defined in Table B, Appendix B.


                                                            S.O. #2
                                                            May 7, 1984

            (2) If Seller selects Option 1, the contract capacity shall be dispatchable throughout the year, subject to (i) a monthly allowance for forced outages of 20% of the hours Seller is called upon to deliver power to PGandE and (ii) the allowances for scheduled maintenance outages. Except during the peak months on the PGandE system, Seller may accumulate and apply the 20 percent allowance for forced outages for any consecutive three month period. Seller shall demonstrate that the Facility is fueled by a reliable fuel supply and adequate fuel storage is available to deliver power as requested by PGandE's system dispatcher. Such demonstration could reasonably include documentation of the current availability of the fuel, identification of the source, and production of contracts for its purchase and supply.

      (b) If Seller is prevented from meeting the performance requirements because of a forced outage on the PGandE system or a condition set forth in Section A-8, PGandE shall continue capacity payments. Under Option 2, capacity payments will be calculated in the same manner used for scheduled maintenance outages.

      (c) If Seller is prevented from meeting the performance requirements because of force majeure, PGandE shall continue capacity payments for ninety days from the occurrence of the force majeure. Thereafter, Seller shall be




                                                            S.O. #2
                                                            May 7, 1984
deemed to have failed to have met the performance requirements. Under Option 2, capacity payments will be calculated in the same manner used for scheduled maintenance outages.

      (d) If Seller is prevented from meeting the performance requirements because of extreme dry year conditions, PGandE shall continue capacity payments. Extreme dry year conditions are drier than those used to establish contract capacity pursuant to Section C-8. Seller shall warrant to PGandE that the Facility is a hydroelectric facility and that such conditions are the sole cause of Seller's inability to meet its contract capacity obligations. Under Option 1, starting with the month in which Seller cannot provide its contract capacity, payments shall be made under Option 2 for a one-year period, and if at the end of this one-year period Seller is not able to resume the contract capacity due solely to continued extreme dry year conditions, Seller shall continue to receive payments under Option 2 for additional one-year periods as long as such conditions continue to exist.

      (e) If Seller is prevented from meeting the performance requirements for reasons other than those described above in Sections C-2(b), (c) or (d):
            (1) Seller shall receive the reduced capacity payments as provided in Section C-5 for a probationary period not to exceed 15 months, or as otherwise agreed to by the Parties.



                                                            S.O. #2
                                                            May 7, 1984
                                    C-4

            (2) If, at the end of the probationary period Seller has not demonstrated that the Facility can meet the performance requirements, PGandE may derate the contract capacity pursuant to Section C-4(b).

C-3   SCHEDULED MAINTENANCE

      Outage periods for scheduled maintenance shall not exceed 840 hours (35 days) in any 12-month period. This allowance may be used in increments of an hour or longer on a consecutive or nonconsecutive basis. Seller may accumulate unused maintenance hours from one 12-month period to another up to a maximum of 1,080 hours (45 days). This accrued time must be used consecutively and only for major overhauls. Seller shall provide PGandE with the following advance notices: 24 hours for scheduled outages less than one day, one week for a scheduled outage of one day or more (except for major overhauls), and six months for a major overhaul. Seller shall not schedule major overhauls during the peak months (presently June, July and August). Seller shall make reasonable efforts to schedule or reschedule routine maintenance outside the peak months, and in no event shall outages for scheduled maintenance exceed 30 peak hours during the peak months. Seller shall confirm in writing to PGandE pursuant to Article 4, within 24 hours of





                                                            S.O. #2
                                                            May 7, 1984
the original notice, all notices Seller gives personally or by telephone for schedule maintenance.

C-4   ADJUSTMENTS TO CONTRACT CAPACITY

      (a) Seller may increase the contract capacity with the approval of PGandE and receive payment for the additional capacity thereafter in accordance with the applicable capacity purchase price published by PGandE at the time the increase is first delivered to PGandE.

      (b) Seller may reduce the contract capacity at any time by giving notice thereof to PGandE, subject to the provisions of Appendix D if the reduction occurs after the actual operation date. PGandE may reduce the contract capacity in accordance with Section C-2(e) as a result of appropriate data showing Seller has failed to meet the performance requirements of Section C-2. The amount by which the contract capacity is reduced by PGandE shall be deemed a capacity sale reduction without notice as provided in Section D-3 of Appendix D.

      (c) Either Party may request, when it reasonably appears that the capacity of the Facility may have changed for any reason, that a new contract capacity be determined.




                                                            S.O. #2
                                                            May 7, 1984

C-5   PAYMENT OPTIONS

      Seller has two options for calculation of capacity payments and Seller has made its selection in Article 3(a). As used below in this section, month refers to a calendar month. The two options are as follows:

                                   Option 1

      When Seller meets the requirements of Section C-2 the monthly payment for capacity will be one-twelfth of the product of the contract capacity price, the contract capacity, the appropriate capacity loss adjustment factor from Table A based on the Facility's interconnection voltage, and the appropriate performance bonus factor, if any, from Table C. Capacity payments will continue during scheduled maintenance outages provided that the provisions of Section C-3 are met.

      During a probationary period Seller's monthly payment for capacity shall be determined by substituting for the contract capacity, the capacity at which Seller would have met the performance requirements. In any month during the probationary period that Seller does not meet the performance requirements at whatever capacity was determined for the previous month, Seller's monthly payment for capacity shall be determined by substituting the capacity at which Seller would have met the performance requirements.




                                                            S.O. #2
                                                            May 7, 1984

The performance bonus factor shall not be applied during a probationary period.

                                   Option 2

      The monthly payment for capacity will be the product of the Period Price Factor (PPF), the Monthly Delivered Capacity (MDC), the appropriate capacity loss adjustment factor from Table A based on the Facility's interconnection voltage, and the appropriate performance bonus factor, if any, from Table C, plus any allowable payment for outages due to scheduled maintenance. Firm capacity prices shall be applied to meter readings taken during the separate times and periods as illustrated in Table B, Appendix B.

      The PPF is determined by multiplying the contract capacity price by the following Option 2 Allocation Factors ((1)):
                 Option 2              Contract                  PPF
             Allocation Factor   x   Capacity Price     =   ($/kW-month)

Seasonal
Period A           .18540            ______________          __________

Seasonal
Period B           .01043            ______________          __________







____________________________________

((1)) These allocation factors were prescribed by the CPUC in Decision No.
      83-12-068. All allocation factors are subject to change by PgandE's marginal capacity cost allocation, as determined in general rate case proceedings before the CPUC. Seasonal Periods A and B are defined in Table B, Appendix B.

                                                            S.O. #2
                                                            May 7, 1984

The MDC is determined in the following manner:
      (1) Determine the Performance Factor (P), which is defined as the lesser of 1.0 or the following quantity:
                P = ___________A___________          (S 1.0)
                      C x (B-S) x (0.8*)


Where:
A = Total kilowatt-hours delivered during all on-peak and partial-peak hours excluding any energy associated with generation levels greater than the contract capacity.
C =   Contract capacity in kilowatts.
B =   Total on-peak and partial-peak hours during the month.
S = Total on-peak and partial-peak hours during the month Facility is out of service on scheduled maintenance.

      (2) Determine the Monthly Capacity Factor (MCF), which is computed using the following expression:
                                             M
                            MCF = P x (1.0 - - )
                                             D

Where:

M = The number of hours during the month Facility is out of service on scheduled maintenance.
D =   The number of hours in the month.





____________________________________

* 0.8 reflects a 20% allowance for forced outage.


                                                            S.O. #2
                                                            May 7, 1984

      (3)   Determine the MDC by multiplying the MCF by C:

                    MDC (kilowatts) = MCF x C

            The monthly payment for capacity is then determined by multiplying the PPF by the MDC, by the appropriate capacity loss adjustment factor presented from Table A, and by the appropriate performance bonus factor, if any, from Table C.

monthly payment                          capacity loss       performance
 for capacity      =   PPF  x  MDC  x  adjustment factor  x  bonus factor


            Furthermore, the payment for a month in which there is an outage for scheduled maintenance shall also include an amount equal to the product of the average hourly capacity payment ((1)) for the most recent month in the same type of Seasonal Period (i.e., Seasonal Period A or Seasonal Period B) during which deliveries were made times the number of hours of outage for scheduled maintenance in the current month. Capacity payments will continue during the outage periods for scheduled maintenance provided that the provisions of Section C-3 are met.

            During a probationary period, Seller's monthly payment for capacity shall be determined by substituting for the contract capacity, the capacity at which Seller would have met the performance requirements. In




____________________________________

((1)) Total monthly payment divided by the total number of hours in the monthly billing period.




                                                            S.O. #2
                                                            May 7, 1984
the event that during the probationary period Seller does not meet the performance requirements at whatever capacity was established for the previous month, Seller's monthly payment for capacity shall be determined by substituting the capacity at which Seller would have met the performance requirements. The performance bonus factor shall not be applied during probationary periods.

                                    TABLE A

If the Facility is non-remote ((1)) the capacity loss adjustment factors are as follows:

                                                        Capacity Loss
Interconnection Voltage                                Adjustment Factor

Transmission                                                  .989

Primary Distribution                                          .991

Secondary Distribution                                        .991


If the Facility is remote the capacity loss adjustment factor is ___________((2)).



____________________________________

((1)) As defined by the CPUC.

((2)) The Seller acknowledges that this blank cannot be filled in at the time of executing this Agreement because the information is not yet available to make a definitive determination of whether the Facility is remote or non-remote and, if remote, the number to be inserted in this blank. Seller shall request PGandE to perform a capacity loss adjustment factor study to be done in its accustomed manner of making such studies to determine whether the Facility is remote or non-remote and, if remote the number to be inserted. If the Facility is determined to be non-remote, "N/A" shall be inserted.



                                                            S.O. #2
                                                            May 7, 1984
                                   C-11

                                    TABLE B

                         Firm Capacity Price Schedule
                             (Levelized $/kW-year)

  Actual
Operation
   Date                        Term of Agreement

  (Year)       1     2    3     4     5     6     7     8     9     10

   1983       72   111   96    88    84    85    88    91    93     96
   1984      156   111   95    88    89    92    95    98   100    103
   1985       60    58   59    66    73    79    84    88    92     95
   1986       56    58   69    78    85    90    95    99   103    106
   1987       61    77   88    95   101   105   109   113   117    120
   1988       96   104  110   114   119   122   126   129   133    136




  (Year)      11    12   13    14    15    20    25    30

   1983       98   100  102   104   106   115   122   128
   1984      105   108  110   112   114   124   131   137
   1985       99   102  104   107   110   120   129   135
   1986      110   113  116   118   121   132   141   148
   1987      124   127  130   132   135   147   156   163
   1988      139   142  145   148   151   163   173   180





                                                            S.O. #2
                                                            May 7, 1984
                                   C-12

                                  TABLE C


                           Performance Bonus Factor

      The following shall be the performance bonus factors applicable to the calculation of the monthly payments for capacity delivered by the Facility after it has demonstrated a capacity factor in excess of 85%.

                 DEMONSTRATED
               CAPACITY FACTOR                    PERFORMANCE
                      %                           BONUS FACTOR


                      85                              1.000
                      90                              1.059
                      95                              1.118
                     100                              1.176


      After the Facility has delivered power during the span of all of the peak months on the PGandE system (presently June, July and August) in any year
(span),

      (i) the capacity factor for each such month shall be calculated in the following manner:

               CAPACITY FACTOR (%) =        F      x 100
                                       (N-W) x Q

Where:

                                 For Option 1

      F = Total kilowatt-hours delivered by Seller in any peak month during all on-peak hours that Seller is asked to deliver power to PGandE



                                                            S.O. #2
                                                            May 7, 1984
            excluding any energy associated with generation levels greater than the contract capacity.
      N =   Total on-peak hours that Seller is asked to deliver power to
            PGandE during the month.
      W =   Total on-peak hours during the peak month that the Facility is out of service on scheduled maintenance during the on-peak hours that Seller is asked to deliver power to PGandE.
      Q =   Contract capacity in kilowatts.

                                 For Option 2

      F =   Total kilowatt-hours delivered by Seller in any peak month during all on-peak hours excluding any energy associated with generation levels greater than the contract capacity.
      N =   Total on-peak hours during the month.
      W =   Total on-peak hours during the peak month that the Facility is out of service on scheduled maintenance.
      Q =   Contract capacity in kilowatts.

      (ii) the arithmetic average of the above capacity factors shall be determined for that span,

      (iii) the average of the above arithmetic average capacity factors for the most recent span(s), not to exceed 5, shall be calculated and shall become the Demonstrated Capacity Factor.



                                                            S.O. #2
                                                            May 7, 1984

            To calculate the performance bonus factor for a Demonstrated Capacity Factor not shown in Table D use the following formula:

Performance Bonus Factor = Demonstrated Capacity Factor (%)
                                        85%



THE FOLLOWING SECTIONS SHALL APPLY ONLY TO HYDROELECTRIC PROJECTS

C-6   DETERMINATION OF NATURAL FLOW DATA

      Natural flow data shall be based on a period of record of at least 50 years and which includes historic critically dry periods. In the event Seller demonstrates that a natural flow data base of at least 50 years would be unreasonably burdensome, PGandE shall accept a shorter period of record with a corresponding reduction in the averaging basis set forth in Section C-8. Seller shall determine the natural flow data by month by using one of the following methods:
                                   Method 1
      If stream flow records are available from a recognized gauging station on the water course being developed in the general vicinity of the project, Seller may use the data from them directly.





                                                            S.O. #2
                                                            May 7, 1984

                                   Method 2

      If directly applicable flow records are not available, Seller may develop theoretical natural flows based on correlation with available flow data for the closest adjacent and similar area which has a recognized gauging station using generally accepted hydrologic estimating methods.

C-7   THEORETICAL OPERATION STUDY

      Based on the monthly natural flow data developed under Section C-6 a theoretical operation study shall be prepared by Seller. Such a study shall identify the monthly capacity rating in kW and the monthly energy production in kWh for each month of each year. The study shall take into account all relevant operating constraints, limitations, and requirements including but not limited to --
      (1) Release requirements for support of fish life and any other operating constraints imposed on the project;
      (2) Operating characteristics of the proposed equipment of the Facility such as efficiencies, minimum and maximum operating levels, project control procedures, etc.;



                                                            S.O. #2
                                                            May 7, 1984
                                   C-16

      (3) The design characteristics of project facilities such as head losses in penstocks, valves, tailwater elevation levels, etc.; and
      (4) Release requirements for purposes other than power generation such as irrigation, domestic water supply, etc.
      The theoretical operation study for each month shall assume an even distribution of generation throughout the month unless Seller can demonstrate that the Facility has water storage characteristics. For the study to show monthly capacity ratings, the Facility shall be capable of operating during all on-peak hours in the peak months on PGandE system, which are presently the months of June, July and August. If the project does not have this capability throughout each such month, the capacity rating in that month of that year shall be set at zero for purposes of this theoretical operation study.

C-8   DETERMINATION OF AVERAGE DRY YEAR CAPACITY RATINGS

      Based on the results of the theoretical operation study developed under Section C-7, the average dry year capacity rating shall be established for each month. The average dry year shall be based on the average of the five years of the lowest annual generation as shown in the theoretical operation study. Once such years of lowest annual generation are identified, the monthly capacity rating is determined for each month by averaging the capacity





                                                            S.O. #2
                                                            May 7, 1984
ratings from each month of those years.  The contract capacity shown in
Article 2(a) shall not exceed the lowest average dry year monthly capacity ratings for the peak months on the PGandE system, which are presently the months of June, July and August.

C-9   INFORMATION REQUIREMENTS

      Seller shall provide the following information to PGandE for its review:
      (1) A summary of the average dry year capacity ratings based on the theoretical operation study as provided in Table D;
      (2) A topographic project map which shows the location of all aspects of the Facility and locations of stream gauging stations used to determine natural flow data;
      (3)   A discussion of all major factors relevant to project operation;
      (4) A discussion of the methods and procedures used to establish the natural flow data. This discussion shall be in sufficient detail for PGandE to determine that the methods are consistent with those outlined in Section C-6 and are consistent with generally accepted engineering practices; and
      (5) Upon specific written request by PGandE, Seller's theoretical operation study.





                                                            S.O. #2
                                                            May 7, 1984

C-10  ILLUSTRATIVE EXAMPLE

      (1) Determine natural flows - These flows are developed based on historic stream gauging records and are compiled by month, for a long-term period (normally at least 50 years or more) which covers dry periods which historically occurred in the 1920's and 30's and more recently in 1976 and 77. In all but unusual situations this will require application of hydrological engineering methods to records that are available, primarily from the USGS publication Water Resources Data for California.

      (2) Perform theoretical operation study - Using the natural flow data compiled under (1) above a theoretical operation study is prepared which determines, for each month of each year, energy generation (kWh) and capacity rating (kW). This study is performed based on the Facility's design, operating capabilities, constraints, etc., and should take into account all factors relevant to project operation. Generally such a study is done by computer which routes the natural flows through project features, considering additions and withdrawals from storage, spill past the project, releases for support of fish life, etc., to determine flow available for generation. Then the generation and capacity amounts are computed based on equipment performance, efficiencies, etc.





                                                            S.O. #2
                                                            May 7, 1984

      (3) Determine average dry year capacity ratings - After the theoretical project operation study is complete the five years in which the annual generation (kWh) would have been the lowest are identified. Then for each month, the capacity rating (kW) is averaged for the five years to arrive at a monthly average capacity rating. The contract capacity is then set by the Seller based on the monthly average dry year capacity ratings and the performance requirements of Appendix C. An example project is shown in the attached completed Table D.





                                                            S.O. #2
                                                            May 7, 1984
                                   C-20

                                    EXAMPLE


                                    TABLE D

                    Summary of Theoretical Operation Study


Project:   New Creek 1                 Dispatchable:   Yes ___ No __X__
Water Source:   West Fork New Creek
Mode of Operation: Run of the river
Type of Turbine: Francis  Design Flow:   100 cfs   Design Head: 150 feet
Operating Characteristics ((1)):
                    Flow      Head (feet)    Output      Efficiency (%)
                    (cfs)     Gross   Net     (kW)     Turbine   Generator

Normal Operation     100       160    150    1,120        90         98
Maximum Operation    110       160    148    1,150        85         98
Minimum Operation     30       160    155      290        75         98


Average Dry Year Operation - Based on the average of the following lowest generation years: 1930, 1932, 1934, 1949, 1977.


         Energy Generation       Capacity Output      Percent of Total
Month         (kWh)                    (kW)         Hours Operated ((2))

January        855,000                 1,150                  100
February       753,000                 1,120                  100
March          818,000                 1,100                  100
April          727,000                 1,010                  100
May            699,000                   940                  100
June           612,000                   850                  100
July           484,000                   650                  100
August         305,000                   410                  100
September      245,000                   340                  100
October        148,800                   200                  100
November       468,000                   650                  100
December       595,000                   800                  100

Maximum Contract Capacity: 410 kW





____________________________________

((1)) If Facility has a variable head, operating curves should be provided.

((2)) For this to be less than 100%, Facility must be dispatchable.



                                                            S.O. #2
                                                            May 7, 1984

                                  APPENDIX D

                        ADJUSTMENT OF CAPACITY PAYMENTS
                    IN THE EVENT OF TERMINATION OR REDUCTION

                                   CONTENTS

Section                                                            Page
  D-1       GENERAL PROVISIONS                                      D-2
  D-2       TERMINATION WITH PRESCRIBED NOTICE                      D-4
  D-3       TERMINATION WITHOUT PRESCRIBED NOTICE                   D-5
  D-4       TERMINATION EXAMPLES                                    D-6








                                                            S.O. #2
                                                            May 7, 1984
                                    D-1

                                  APPENDIX D
                        ADJUSTMENT OF CAPACITY PAYMENTS
                   IN THE EVENT OF TERMINATION OR REDUCTION

D-1   GENERAL PROVISIONS

      (a) This Appendix shall be applicable in the event there is a contract termination or a capacity sale reduction (each sometimes referred to as termination in this Appendix D).

      (b) The Parties agree that the amount which PGandE pays Seller for the capacity which Seller makes available to PGandE is based on the agreed value to PGandE of Seller's performance of capacity obligations during the full period of the term of agreement. The Parties further agree that in the event PGandE does not receive such full performance by reason of a termination:
            (1)   PGandE shall be deemed damaged by reason thereof,
            (2) it would be impracticable or extremely difficult to fix the actual damages to PGandE resulting therefrom,
            (3) the refunds and payments as provided in Sections D-2 and D-3, as applicable, are in the nature of adjustments in capacity prices and liquidated damages, and not a penalty, and are fair and reasonable, and





                                                            S.O. #2
                                                            May 7, 1984

            (4) such refunds and payments represent a reasonable endeavor by the Parties to estimate a fair compensation for the reasonable losses that would result from such termination or reduction.

      (c) In the event of a capacity sale reduction, the quantity by which the contract capacity is reduced shall be used to calculate the payments due PGandE in accordance with Sections D-2 and D-3, as applicable.

      (d) Seller shall be invoiced by PGandE for all refunds and payments due under this Appendix D and the special facilities agreement. From the date of the notice of termination or the date of termination, whichever is earlier, Seller shall pay interest, compounded monthly, on all overdue amounts, at the published Federal Reserve Board three months' Prime Commercial Paper rate.

      (e) If Seller does not make payments pursuant to Section D-1(d), PGandE shall have the right to offset any amounts due it against any present or future payments due Seller.

      (f) Notices of termination shall be made in accordance with Section A-18 of Appendix A.





                                                            S.O. #2
                                                            May 7, 1984

D-2   TERMINATION WITH PRESCRIBED NOTICE

      In the event Seller terminates this entire Agreement, or all or part of the contract capacity thereof, with the following prescribed written notice:

      Amount of Contract Capacity                          Length of
              Terminated                                Notice Required

      1,000 kW or under                                       3 months
      over 1,000  kW through  10,000 kW                       9 months
      over 10,000 kW through  25,000 kW                      12 months
      over 25,000 kW through  50,000 kW                      36 months
      over 50,000 kW through 100,000 kW                      48 months
      over 100,000 kW                                        60 months


Then the following provisions shall apply:
      (1) With respect to the amount by which the contract capacity is reduced, Seller shall refund to PGandE an amount equal to the difference between (a) the capacity payments already paid by PGandE, based on the original term of agreement and (b) the total capacity payments which PGandE would have paid based on the period of Seller's actual performance using the adjusted capacity price. Additionally, Seller shall pay interest, compounded monthly, on all overpayments, at the published Federal Reserve Board three months' Prime Commercial Paper rate.
      (2) From the date PGandE receives the termination notice to the date of actual termination, PGandE shall make capacity payments based on the adjusted capacity price for the amount of contract capacity being terminated.




                                                            S.O. #2
                                                            May 7, 1984

      (3) From the date PGandE receives the termination notice, PGandE shall continue to pay for the amount of contract capacity not being terminated, if any, at the original contract capacity price.

D-3   TERMINATION WITHOUT PRESCRIBED NOTICE

      (a) If Seller terminates this Agreement, or all or a part of the contract capacity thereof, without the notice prescribed in Section D-2, the provisions prescribed in Section D-2 will all apply. Additionally:

      (b) Seller shall pay PGandE a sum equal to the amount by which the contract capacity is being terminated times the difference between the current firm capacity price on the date of termination for a term equal to the balance of the term of agreement and the contract capacity price, pro-rated for the length of notice given by multiplying by the difference between the prescribed length of notice and the actual notice given, with the difference divided by
12. In the event that the current firm capacity price is less than the contract capacity price, no payment under this Section D-3 shall be due either Party.
      This additional payment shall be computed using the following formula:

                          G = CC x (T - CCP) x J - H
                                                 12





                                                            S.O. #2
                                                            May 7, 1984

Where G >= O

and where:

G   = additional payment.
CC  = the amount by which the contract capacity is being terminated.
T   = the current firm capacity price.
CCP = the contract capacity price.
H   = the actual number of months notice given.
J   = the prescribed length of notice.

D-4   TERMINATION EXAMPLES

      These examples demonstrate how to calculate capacity payment adjustments when capacity sales are terminated.

(a)   Termination with Prescribed Notice
      (1) Example Based on Option 1
          Assumptions:
           i.  Term of Agreement is 15 years;
          ii.  Actual operation date is July 1, 1985;
         iii.  Prescribed notice is given on July 1, 1986;




                                                            S.O. #2
                                                            May 7, 1984

        iv. Contract capacity to be reduced by 10,000 kW on July 1 1987; actual performance to be from July 1, 1985 through July 1, 1987
            ((1));
         v.  The applicable capacity loss adjustment factor is .989; and
        vi.  No performance bonus for capacity has been earned.

        The amount of overpayment (E) made by PGandE to Seller during each monthly billing period is calculated as follows:
                        E = (A-B) x C x L x U
      Where:
      A = contract capacity price per month for the actual operation date (July 1, 1985) and the term of agreement which is 15 years = $110/kW-yr \ 12 mo/yr = $9.17/kW-mo.
      B = adjusted capacity price per month for the actual operation date (July 1, 1984) and a two-year agreement term =
            $58/kW-hr \ 12 mo/yr = $4.83/kW-mo.




____________________________________

((1)) The capacity payment is adjusted upon receiving notice, so no refund is necessary for the last month of the first twelve months of operation and all of the second twelve months (June 1, 1986 to July 1, 1987). Seller performed for eleven month prior to payment adjustment. (Note that due to the 30-day interval between delivery and payment, performance in the twelfth month (June 1986) can be paid for at the adjusted capacity price.



                                                            S.O. #2
                                                            May 7, 1984
                                    D-7

      C =   amount by which the contract capacity is being reduced =
            10,000 kW.
      L =   capacity loss adjustment factor = .989.
      U =   performance bonus factor; when Seller does not qualify for a performance bonus factor, as in this example, U is removed from the above calculation of E.
      Therefore:
      E =   ($9.17/kW-mo - $4.83/kW-mo) x 10,000 kW x .989 = $42,923 per
            month.

            Table A shows a step-by-step derivation of the refund Seller owes PGandE for the early termination outlined above. The $497,342 that Seller owes PGandE appears at the lower right-hand corner of the table. All other figures of this table represent intermediate calculation steps.





                                                                 S.O. #2
                                                                 May 7, 1984

                                    TABLE A

  (a)       (b)        (c)       (d)        (e)          (f)           (g)

                                                     Interest
                     Amount     Accumu-            Charge on
Monthly                of       lated              Accumulated  Balance
Billing   Date of     Over-     Over-    Interest  Overpayment    (g) =
Period    Payment    Payment   Payment     Rate   (f)=(d)x(e)  (c)+(d)+(f)
((1))      ((2))      ((3))     ((4))      ((5))      ((6))       ((7))
                       $          $          %          $           $

 7/85     8/30/85   42,923           0      1.2           0       42,923
 8/85     9/30/85   42,923      42,923      1.0         429       86,275
 9/85    10/30/85   42,923      86,275      0.9         776      129,974
10/85    11/30/85   42,923     129,974      0.8       1,040      173,937
11/85    12/30/85   42,923     173,937      0.7       1,218      218,078
12/85     1/30/86   42,923     218,078      0.8       1,745      262,746
 1/86     3/ 2/86   42,923     262,746      0.9       2,365      308,034
 2/86     3/30/86   42,923     308,034      1.0       3,080      354,037
 3/86     4/30/86   42,923     354,037      1.1       3,894      400,854
 4/86     5/30/86   42,923     400,854      1.2       4,810      448,587
 5/86     6/30/86   42,923     448,587      1.3       5,832      497,342





____________________________________

((1)) The month in which power deliveries were made. For purposes of simplification, the monthly billing period will coincide exactly with each calendar month.

((2)) The date on which payment for the monthly billing period statedin column
      (a) is made.

((3)) The amount of overpayment made by PGandE to Seller during each monthly billing period.

((4)) The amount of overpayment accumulated up through last month's date of payment.

((5)) The interest rate for the period between the date of payment for the previous monthly billing period and the date of payment for this monthly billing period. These interest rates are arbitrarily chosen for use in this example.

((6)) The amount of interest charge accrued between the date of payment for the previous monthly billing period and the date of payment for this monthly billing period on the accumulated overpayment balance existing as of the previous monthly billing period's date of payment.

((7)) The amount Seller owes PGandE at this stage of the calculation. The balance (g) for a given monthly billing period equals the accumulated overpayment (d) for the monthly billing period immediately following.


                                                            S.O. #2
                                                            May 7, 1984

      (2)   Example Based on Option 2

            Assumptions:

             i.   Term of agreement is 15 years;
            ii.   Actual operation date is April 1, 1985;
           iii.   Prescribed notice is given on April 1, 1987;
            iv. Contract capacity is reduced by 10,000 kW on April 1, 1988; actual performance is from April 1, 1985 through April 1, 1988((1));
             v. Scheduled outage for maintenance: 18 days = 432 hours in both November 1985 and November 1986;
            vi.   The applicable capacity loss adjustment factor is .989;
                  and
           vii. Listed below is Seller's Performance Factor (P), the Demonstrated Capacity Factor (Y) in % (when measured), and where applicable, the performance bonus factor (U) earned for each of the monthly billing periods((2)) prior to the time capacity payment is adjusted. Also listed below are the number of hours the Facility was out of service for schedule maintenance (M) and the number of hours in the month (D) for each of these months.

____________________________________

((1)) The capacity payment is adjusted upon receiving notice, so no refund is necessary for the last month of the first twenty-four months of operation and all of the last twelve months (March 1, 1987 to April 1, 1988). Seller performed for twenty-three months prior to payment adjustment. (Note that due to the 30-day interval between delivery and payment, performance in the twenty-fourth month (March 1987) can be paid for at the adjusted capacity price.)

((2)) For purposes of simplification, the monthly billing period will coincide exactly with each calendar month.



                                                            S.O. #2
                                                            May 7, 1984
                                   D-10

Monthly Billing Period        P        Y       U         M         D

April            1985        .85       -       -          0       720
May              1985        .95       -       -          0       744
June             1985        .90       80      -          0       720
July             1985       1.00       88      -          0       744
August           1985        .90       96      -          0       744
September        1985       1.00       -     1.035*       0       720
October          1985        .96       -     1.035        0       744
November         1985        .98       -     1.035      432       720
December         1985       1.00       -     1.035        0       744
January          1986       1.00       -     1.035        0       744
February         1986        .92       -     1.035        0       672
March            1986        .85       -     1.035        0       744
April            1986        .78       -     1.035        0       720
May              1986       1.00       -     1.035        0       744
June             1986        .94      100    1.035        0       720
July             1986        .95       95    1.035        0       744
August           1986       1.00       92    1.035        0       744
September        1986       1.00       -     1.080**      0       720
October          1986        .93       -     1.080        0       744
November         1986        .84       -     1.080      432       720
December         1986        .88       -     1.080        0       744
January          1987        .94       -     1.080        0       744
February         1987       1.00       -     1.080        0       672






____________________________________

* This performance bonus factor was calculated by averaging the Demonstrated Capacity Factors for each of the months of June, July and August 1985, and then dividing that average by 85(%):

                         U = 80 + 88 + 96  / 85 = 1.035
                                  3

** This performance bonus factor was calculated by averaging the Demonstrated
   Capacity Factors for each of the months of June, July and August 1985, and June, July and August 1986, and then dividing that average by 85(%):

                     U = 80 + 88 + 96 + 100 + 95 + 92 / 85 = 1.080
                                   6



                                                            S.O. #2
                                                            May 7, 1984

      The amount of overpayment (E) made by PGandE to Seller during each monthly billing period is calculated as follows:

E = [P x (1 - M) x K x L x U x (A - B) x C] + [M x R]
              D                                D

Where:
P =   performance factor.
M =   number of hours of scheduled maintenance for that monthly billing period.
D =   number of hours in that monthly billing period.
K =   allocation factor from Section C-5.
L =   capacity loss adjustment factor = .989.
U = performance bonus factor; when Seller does not qualify for a performance bonus factor, U is removed from the above calculation of E.
A = Contract capacity price for the actual operation date (April 1, 1985) and term of agreement which is 15 years = $110/kW-yr.
B = adjusted capacity price for the actual operation date and a three-year agreement term = $59/kW-yr.
C =   amount by which the contract capacity is being reduced = 10,000 kW.





                                                            S.O. #2
                                                            May 7, 1985

R = amount of overpayment for the most recent monthly billing period in the same Seasonal Period (i.e., Seasonal Period A or Seasonal Period
      B).

The results of the calculations are:
                                                 Amount of
Monthly Billing Period                          Overpayment (E)

April            1985                             $  4,472
May              1985                               88,838
June             1985                               84,163
July             1985                               93,514
August           1985                               84,163
September        1985                               96,787
October          1985                                5,227
November         1985                                5,271
December         1985                                5,445
January          1986                                5,445
February         1986                                5,009
March            1986                                4,628
April            1986                                4,247
May              1986                               96,787
June             1986                               90,980
July             1986                               91,948
August           1986                               96,787
September        1986                              100,995
October          1986                                5,284
November         1986                                5,079
December         1986                                5,000
January          1987                                5,341
February         1987                                5,682

      Table B shows a step-by-step derivation of the refund Seller owes PGandE for the early termination outlined above. The $1,136,015 that Seller owes PGandE appears at the lower right-hand corner of the table. All other figures of this table represent intermediate calculation steps.



                                                            S.O. #2
                                                            May 7, 1984

                                    TABLE B



  (a)       (b)        (c)       (d)        (e)        (f)         (g)

                                                    Interest
                    Amount     Accumu-             Charge on
Monthly               of       lated               Accumulated   Balance
Billing   Date of    Over-     Over-    Interest  Overpayment      (g) =
Period    Payment  Payment    Payment     Rate     (f)=(d)x(e)  (c)+(d)+(f)
 ((1))     ((2))     ((3))     ((4))      ((5))       ((6))        ((7))
                        $         $         %           $            $

 4/85     5/30/85     4,472          0      1.3           0         4,472
 5/85     6/30/85    88,838      4,472      1.4          63        93,373
 6/85     7/30/85    84,163     93,373      1.3       1,214       178,750
 7/85     8/30/85    93,514    178,750      1.2       2,145       274,409
 8/85     9/30/85    84,163    274,409      1.0       2,744       361,316
 9/85    10/30/85    96,787    361,316      0.9       3,252       461,355
10/85    11/30/85     5,227    461,355      0.8       3,691       470,273
11/85    12/30/85     5,271    470,273      0.7       3,292       478,836
12/85     1/30/86     5,445    478,836      0.8       3,831       488,112
 1/86     3/ 2/86     5,445    488,112      0.9       4,393       497,950
 2/86     3/30/86     5,009    497,950      1.0       4,980       507,939
 3/86     4/30/86     4,628    507,939      1.1       5,587       518,154
 4/86     5/30/86     4,247    518,154      1.2       6,218       528,619
 5/86     6/30/86    96,787    528,619      1.3       6,872       632,278
 6/86     7/30/86    90,980    632,278      1.4       8,852       732,110
 7/86     8/30/86    91,948    732,110      1.4      10,250       834,308
 8/86     9/30/86    96,787    834,308      1.3      10,846       941,941
 9/86    10/30/86   100,995    941,941      1.2      11,303     1,054,239
10/86    11/30/86     5,284  1,054,239      1.0      10,542     1,070,065
11/86    12/30/86     5,079  1,070,065      1.1      11,771     1,086,915
12/86     1/30/87     5,000  1,086,915      1.1      11,956     1,103,871
 1/87     3/ 2/87     5,341  1,103,871      1.0      11,039     1,120,251
 2/87     3/30/87     5,682  1,120,251      0.9      10,082     1,136,015

____________________________________

((1)) The month in which power deliveries were made. For purposes of simplification, the monthly billing period will coincide exactly with each calendar month.
((2)) The date on which payment for the monthly billing period stated in column (a) is made.
((3)) The amount of overpayment made by PGandE to Seller during each monthly billing period.
((4)) The amount of overpayment accumulated up through last month's date of payment.
((5)) The interest rate for the period between the date of payment for the previous monthly billing period and the date of payment for this monthly billing period. These interest rates are arbitrarily chosen for use in this example.
((6)) The amount of interest charge accrued between the date of payment for the previous monthly billing period and the date of payment for this monthly billing period on the accumulated overpayment balance existing as of the previous monthly billing period's date of payment.
((7)) The amount Seller owes PGandE at this stage of the calculation. The balance (g) for a given monthly billing period equals the accumulated overpayment (d) for the monthly billing period immediately following.

                                                            S.O. #2
                                                            May 7, 1984
                                   D-14

(b)   Termination without Prescribed Notice

      If Seller terminates without prescribed notice, Seller will owe PGandE a refund [the calculation of which is described in Sections D-4(a)(1) and D-4(a)
(2) of this example] and payment (G). This example demonstrates how the payment (G) is calculated. Assumptions:
        i.  Term of agreement is 15 years;
       ii.  Actual operation date is July 1, 1985;
      iii.  Notice is given on January 1, 1990; and
       iv. Contract capacity is to be reduced by 10,000 kW on July 1, 1990; actual performance is from July 1, 1985 through July 1, 1990.

    The payment (G) is calculated as follows:
        (G) = CC x (T-CCP) x J-H   G >= 0
                              12

    Where:
    CC  = The amount of contract capacity being terminated = 10,000 kW.
    T   = the current firm capacity price $140/kW-yr is arbitrarily chosen for use in this example for a July 1, 1990 Operation Date and 10-year agreement term.
    CCP = the contract capacity price = $110/kW-yr.
    H   = the actual number of months notice given = six months.
    J   = the prescribed notice = twelve months.




                                                            S.O. #2
                                                            May 7, 1984

      The sample calculation is:

      G = CC x (T - CCP) x (J-H)
                             12

      G = 10,000 kW x ($140/kW-yr - $110/kW-yr) x

                   (12 mos. - 6 mos.)
                      12 mos./yr

      G = $150,000






                                                            S.O. #2
                                                            May 7, 1984

                                  APPENDIX E

                                INTERCONNECTION

                                   CONTENTS


Section                                                           Page

  E-1       INTERCONNECTION TARIFFS                                E-2

  E-2       POINT OF DELIVERY LOCATION SKETCH                      E-3

  E-3       INTERCONNECTION FACILITIES FOR WHICH SELLER            E-4
              IS RESPONSIBLE




                                                            S.O. #2
                                                            May 7, 1984

E-1   INTERCONNECTION TARIFFS

      (The applicable tariffs in effect at the time of execution of this Agreement shall be attached.)




                                                            S.O. #2
                                                            May 7, 1984

E-2   POINT OF DELIVERY LOCATION SKETCH


      The Seller requests, and PGandE consents, that the location sketch not be made at the time of executing the Agreement, because the Seller, recognizing that the information is not yet available to make a definitive determination of the sketch to be inserted here, shall request PGandE to perform an interconnection study to be done in its accustomed manner of making such studies to determine the sketch to be inserted.




                                                            S.O. #2
                                                            May 7, 1984

E-3   INTERCONNECTION FACILITIES FOR WHICH SELLER IS RESPONSIBLE


      The Seller requests, and PGandE consents, that this listing of facilities not be filled in at the time of executing the Agreement, because the Seller, recognizing that the information is not yet available to make a definitive determination of the listing of facilities to be inserted here, shall request PGandE to perform an interconnection study to be done in its accustomed manner of making such studies to determine the listing of facilities to be inserted.




                                                            S.O. #2
                                                            May 7, 1984